Investors:    David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033

Press:         Greg Eden, greg.eden@autodesk.com, 415-547-2135

AUTODESK REPORTS THIRD QUARTER RESULTS

SAN RAFAEL, Calif., NOVEMBER 15, 2012-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the third quarter of fiscal year 2013.

Third Quarter Fiscal 2013
•Revenue was $548 million, compared to $549 million in the third quarter of fiscal 2012.
•GAAP operating margin was 6 percent, compared to 16 percent in the third quarter of fiscal 2012.

•
Non-GAAP operating margin increased 190 basis points to 26 percent, compared to 25 percent in the third quarter of fiscal 2012. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•GAAP diluted earnings per share were $0.13, compared to $0.32 in the third quarter of fiscal 2012.
•Non-GAAP diluted earnings per share were $0.47, compared to $0.44 in the third quarter of fiscal 2012.

•	Cash flow from operating activities was $157 million, compared to $138 million in the third quarter of fiscal 2012.

"Our revenue results were disappointing and were primarily caused by a weakening demand environment," said Carl Bass, Autodesk president and CEO. "While we experienced pockets of relative strength in the U.S., northern Europe, and Russia, most other markets around the world slowed during the quarter, most notably emerging markets. Despite our overall revenue shortfall, our ongoing focus on cost management delivered meaningful margin expansion and EPS above our guidance range."

Third Quarter Operational Overview
EMEA revenue decreased 3 percent to $196 million, compared to the third quarter last year as reported and increased 3 percent on a constant currency basis. Revenue in the Americas increased 4 percent to $209 million, compared to the third quarter last year. Revenue in Asia Pacific (APAC) decreased 3 percent to $142 million, compared to the third quarter last year as reported and decreased 3 percent on a constant currency basis. Revenue from emerging economies decreased 9 percent to $80 million, compared to the third quarter last year as reported and 5 percent on a constant currency basis. Revenue from emerging economies represented 15 percent of total revenue in the third quarter.

Revenue from the Platform Solutions and Emerging Business (PSEB) segment decreased 2 percent to $205 million, compared to the third quarter last year. Revenue from the Architecture, Engineering and Construction (AEC) business segment increased 7 percent to $163 million, compared to the third quarter last year. Revenue from the Manufacturing business segment decreased 1 percent to $132 million, compared to the third quarter last year. Revenue from the Media and Entertainment business segment decreased 9 percent to $48 million, compared to the third quarter last year.

Revenue from Flagship products decreased 4 percent to $298 million, compared to the third quarter last year. Revenue from Suites increased 10 percent to $166 million, compared to the third quarter last year. Revenue from New and Adjacent products decreased 3 percent to $84 million, compared to the third quarter last year.

In the third quarter last year, Autodesk recognized a $10 million, one-time transaction, related to license compliance. This transaction impacted revenue growth rates for license and other, APAC, PSEB, and Flagship. In addition, Superstorm Sandy negatively impacted our business during the last few days of the quarter.

Deferred revenue increased 15 percent to $714 million, compared to the third quarter last year.

"We achieved strong growth in non-GAAP operating margin, better than expected EPS, strong cash flow from operations, and growth in deferred revenue," said Mark Hawkins, Autodesk executive vice president, chief financial officer. "While our revenue growth target for fiscal 2013 is below our original target, we believe we can still achieve year-over-year non-GAAP operating margin expansion of between 80 and 140 basis points. With over $1.7 billion in cash and marketable securities, our balance sheet remains solid.

"Looking forward, due to the increasing uncertainty in the macroeconomic environment and our slower than planned revenue growth in fiscal 2013, we are reassessing our long-term financial model (through fiscal 2015) and are not providing revenue targets at this time," continued Hawkins. "While revenue growth will be a key determining factor in the years to come, we remain committed to growing our non-GAAP operating margin and believe we can achieve a 30+ percent run rate as we exit our fiscal 2015."

Business Outlook

The following statements are forward-looking statements that are based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below. Autodesk's business outlook for the fourth quarter and full year fiscal 2013 assumes a continuation of the current economic environment and foreign exchange currency rate environment.

Fourth Quarter Fiscal 2013

4Q FY13 Guidance Metrics	4Q FY13 (ending January 31, 2013)
Revenue (in millions)	$570 - $600
EPS GAAP	$0.18 - $0.26
EPS Non-GAAP	$0.43 - $0.51
Non-GAAP earnings per diluted share exclude $0.13 related to stock-based compensation expense, $0.03 related to restructuring charges, and $0.09 for the amortization of acquisition related intangibles, net of tax.

Full Year Fiscal 2013

FY13 Guidance Metrics	FY13 (ending January 31, 2013)
Revenue (in millions)	$2,275 - $2,305
EPS GAAP	$0.92 - $1.00
EPS Non-GAAP	$1.84 - $1.92
Non-GAAP earnings per diluted share exclude $0.50 related to stock-based compensation expense, $0.14 related to restructuring charges, $0.26 for the amortization of acquisition related intangibles and $0.02 for loss on strategic investments, net of tax.

A reconciliation between the GAAP and non-GAAP estimates for fiscal 2013 is provided in the tables following this press release.

Both fourth quarter fiscal 2013 and full year fiscal 2013 outlooks assume annual effective tax rates of approximately 24.5 percent and 25.5 percent for GAAP and non-GAAP results, respectively. These rates do not include the federal R&D tax credit benefit, which expired on December 31, 2011, or one-time discrete items. The assumed effective tax rate will be adjusted if or when there is a renewal of the tax credit.

Earnings Conference Call and Webcast
Autodesk will host its third quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk's website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk's website for at least 12 months.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our long-term financial model; statements in the paragraphs under “Business Outlook” above, and other statements regarding our expected financial, strategies, market and products positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: general market, political, economic and business conditions; failure to maintain our revenue growth and profitability; failure to maintain cost reductions and productivity increases or otherwise control our expenses; the success of our internal reorganization and restructuring activities; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; failure to successfully incorporate sales of licenses of products suites into our overall sales strategy; weak or negative growth in the industries we serve; failure to successfully expand adoption of our products; slowing momentum in maintenance billings or revenues; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; failure of key new applications to achieve anticipated levels of customer acceptance; failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants; the expense and impact of legal or regulatory proceedings; and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's report on Form 10-K for the year ended January 31, 2012 and Forms 10-Q for the quarters ended April 30 and July 31, 2012, which are on file with the U.S. Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk
Autodesk, Inc., is a leader in 3D design, engineering and entertainment software. Customers across the manufacturing, architecture, building, construction, and media and entertainment industries - including the last 17 Academy Award winners for Best Visual Effects - use Autodesk software to design, visualize, and simulate their ideas. Since its introduction of AutoCAD software in 1982, Autodesk continues to develop the broadest portfolio of state-of-the-art software for global markets. For additional information about Autodesk, visit www.autodesk.com.

Autodesk and AutoCAD are registered trademarks or trademarks of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. Academy Award is a registered trademark of the Academy of Motion Picture Arts and Sciences. All other brand names, product names, or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.
© 2012 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
		(Unaudited)
Net revenue:
License and other	$317.1	$331.4	$1,018.6	$987.4
Maintenance	230.9	217.2	686.7	635.8
Total net revenue	548.0	548.6	1,705.3	1,623.2
Cost of revenue:
Cost of license and other revenue	49.6	50.5	145.8	138.8
Cost of maintenance revenue	8.4	9.1	30.8	32.8
Total cost of revenue	58.0	59.6	176.6	171.6
Gross profit	490.0	489.0	1,528.7	1,451.6
Operating expenses:
Marketing and sales	204.6	206.2	640.2	609.1
Research and development	153.6	141.2	451.2	417.0
General and administrative	62.3	51.4	180.9	163.0
Restructuring charges (benefits), net	35.2	—	35.2	(1.3)
Total operating expenses	455.7	398.8	1,307.5	1,187.8
Income from operations	34.3	90.2	221.2	263.8
Interest and other (expense) income, net	(0.1)	1.1	2.6	6.2
Income before income taxes	34.2	91.3	223.8	270.0
Provision for income taxes	(4.9)	(18.5)	(51.0)	(56.7)
Net income	$29.3	$72.8	$172.8	$213.3
Basic net income per share	$0.13	$0.32	$0.76	$0.93
Diluted net income per share	$0.13	$0.32	$0.74	$0.91
Weighted average shares used in computing basic net income per share	225.5	227.1	227.1	228.2
Weighted average shares used in computing diluted net income per share	230.5	230.7	232.0	233.7

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	October 31,	January 31,
	2012	2012
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$827.0	$1,156.9
Marketable securities	502.1	254.4
Accounts receivable, net	293.3	395.1
Deferred income taxes	48.4	30.1
Prepaid expenses and other current assets	53.8	59.4
Total current assets	1,724.6	1,895.9
Marketable securities	408.3	192.8
Computer equipment, software, furniture and leasehold improvements, net	114.6	104.5
Purchased technologies, net	75.9	84.6
Goodwill	824.6	682.4
Deferred income taxes, net	128.3	135.8
Other assets	152.9	131.8
	$3,429.2	$3,227.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75.9	$89.3
Accrued compensation	155.6	183.9
Accrued income taxes	14.2	14.4
Deferred revenue	558.1	582.3
Borrowings under line of credit	110.0	—
Other accrued liabilities	71.6	84.2
Total current liabilities	985.4	954.1
Deferred revenue	155.6	136.9
Long term income taxes payable	184.4	174.8
Other liabilities	86.0	79.1
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	1,438.9	1,365.4
Accumulated other comprehensive (loss) income	(6.4)	5.9
Retained earnings	585.3	511.6
Total stockholders’ equity	2,017.8	1,882.9
	$3,429.2	$3,227.8

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended October 31,
	2012	2011
	(Unaudited)
Operating activities:
Net income	$172.8	$213.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	93.1	85.2
Stock-based compensation expense	118.8	78.8
Excess tax benefits from stock-based compensation	(27.4)	(33.0)
Restructuring charges (benefits), net	35.2	(1.3)
Other operating activities	4.4	—
Changes in operating assets and liabilities, net of business combinations	6.6	55.3
Net cash provided by operating activities	403.5	398.3
Investing activities:
Purchases of marketable securities	(1,103.1)	(456.0)
Sales of marketable securities	207.0	110.8
Maturities of marketable securities	436.6	307.0
Capital expenditures	(44.7)	(48.7)
Acquisitions, net of cash acquired	(204.2)	(182.7)
Other investing activities	(22.1)	(23.5)
Net cash used in investing activities	(730.5)	(293.1)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	199.6	156.3
Repurchases of common stock	(340.5)	(263.7)
Draws on line of credit	110.0	—
Excess tax benefits from stock-based compensation	27.4	33.0
Net cash used in financing activities	(3.5)	(74.4)
Effect of exchange rate changes on cash and cash equivalents	0.6	(2.6)
Net (decrease) increase in cash and cash equivalents	(329.9)	28.2
Cash and cash equivalents at beginning of fiscal year	1,156.9	1,075.1
Cash and cash equivalents at end of period	$827.0	$1,103.3

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP restructuring charges, non-GAAP income from operations and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, amortization of purchased intangibles, restructuring charges, gain and loss on strategic investments, discrete tax provision items and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue	$49.6	$50.5	$145.8	$138.8
Stock-based compensation expense	(1.3)	(0.9)	(3.8)	(2.8)
Amortization of developed technology	(9.9)	(11.1)	(29.3)	(27.7)
Non-GAAP cost of license and other revenue	$38.4	$38.5	$112.7	$108.3

GAAP gross profit	$490.0	$489.0	$1,528.7	$1,451.6
Stock-based compensation expense	1.3	0.9	3.8	2.8
Amortization of developed technology	9.9	11.1	29.3	27.7
Non-GAAP gross profit	$501.2	$501.0	$1,561.8	$1,482.1

GAAP marketing and sales	$204.6	$206.2	$640.2	$609.1
Stock-based compensation expense	(16.6)	(11.7)	(47.3)	(34.8)
Non-GAAP marketing and sales	$188.0	$194.5	$592.9	$574.3

GAAP research and development	$153.6	$141.2	$451.2	$417.0
Stock-based compensation expense	(28.1)	(8.9)	(49.6)	(27.6)
Non-GAAP research and development	$125.5	$132.3	$401.6	$389.4

GAAP general and administrative	$62.3	$51.4	$180.9	$163.0
Stock-based compensation expense	(5.8)	(4.1)	(18.0)	(13.6)
Amortization of customer relationships and trade names	(13.8)	(8.2)	(29.5)	(24.0)
Non-GAAP general and administrative	$42.7	$39.1	$133.4	$125.4

GAAP restructuring charges (benefits), net	$35.2	$—	$35.2	$(1.3)

Restructuring charges (benefits)	(35.2)	—	(35.2)	1.3
Non-GAAP restructuring charges (benefits), net	$—	$—	$—	$—

GAAP operating expenses	$455.7	$398.8	$1,307.5	$1,187.8
Stock-based compensation expense	(50.5)	(24.7)	(114.9)	(76.0)
Amortization of customer relationships and trade names	(13.8)	(8.2)	(29.5)	(24.0)
Restructuring (charges) benefits	(35.2)	—	(35.2)	1.3
Non-GAAP operating expenses	$356.2	$365.9	$1,127.9	$1,089.1

GAAP income from operations	$34.3	$90.2	$221.2	$263.8
Stock-based compensation expense	51.8	25.6	118.7	78.8
Amortization of developed technology	9.9	11.1	29.3	27.7
Amortization of customer relationships and trade names	13.8	8.2	29.5	24.0
Restructuring charges (benefits)	35.2	—	35.2	(1.3)
Non-GAAP income from operations	$145.0	$135.1	$433.9	$393.0

GAAP interest and other income (expense), net	$(0.1)	$1.1	$2.6	$6.2
(Gain) loss on strategic investments (1)	(0.1)	—	3.8	—
Non-GAAP interest and other income (expense), net	$(0.2)	$1.1	$6.4	$6.2

GAAP provision for income taxes	$(4.9)	$(18.5)	$(51.0)	$(56.7)
Discrete GAAP tax provision items	(15.4)	(4.2)	(19.0)	(7.4)
Income tax effect of non-GAAP adjustments	(16.7)	(11.4)	(42.3)	(35.8)
Non-GAAP provision for income tax	$(37.0)	$(34.1)	$(112.3)	$(99.9)

GAAP net income	$29.3	$72.8	$172.8	$213.3
Stock-based compensation expense	51.8	25.6	118.7	78.8
Amortization of developed technology	9.9	11.1	29.3	27.7
Amortization of customer relationships and trade names	13.8	8.2	29.5	24.0
Restructuring charges (benefits)	35.2	—	35.2	(1.3)
(Gain) loss on strategic investments (1)	(0.1)	—	3.8	—
Discrete GAAP tax provision items	(15.4)	(4.2)	(19.0)	(7.4)
Income tax effect of non-GAAP adjustments	(16.7)	(11.4)	(42.3)	(35.8)
Non-GAAP net income	$107.8	$102.1	$328.0	$299.3

GAAP diluted net income per share	$0.13	0.32	0.74	0.91
Stock-based compensation expense	0.23	0.11	0.51	0.34
Amortization of developed technology	0.04	0.05	0.13	0.12
Amortization of customer relationships and trade names	0.06	0.03	0.13	0.10
Restructuring charges (benefits)	0.15	—	0.15	(0.01)
(Gain) loss on strategic investments (1)	—	—	0.01	—
Discrete GAAP tax provision items	(0.07)	(0.02)	(0.08)	(0.03)
Income tax effect of non-GAAP adjustments	(0.07)	(0.05)	(0.18)	(0.15)
Non-GAAP diluted net income per share	$0.47	0.44	1.41	1.28

(1) Effective in the second quarter of fiscal 2013, Autodesk began excluding gains and losses on strategic investments for purposes of its non-GAAP financial measures. Prior period non-GAAP interest and other income (expense), net, net income and earnings per share amounts have been revised to conform to the current period presentation.

Autodesk

Other Supplemental Financial Information (a)

Fiscal Year 2013	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2013
Financial Statistics ($ in millions, except per share data):
Total Net Revenue	$589	$569	$548		$1,705
License and Other Revenue	$361	$341	$317		$1,019
Maintenance Revenue	$228	$228	$231		$687

GAAP Gross Margin	90%	89%	89%		90%
Non-GAAP Gross Margin (1)(2)	92%	91%	91%		92%

GAAP Operating Expenses	$436	$416	$456		$1,308
GAAP Operating Margin	16%	16%	6%		13%
GAAP Net Income	$79	$65	$29		$173
GAAP Diluted Net Income Per Share (b)	$0.34	$0.28	$0.13		$0.74

Non-GAAP Operating Expenses (1)(3)	$396	$376	$356		$1,128
Non-GAAP Operating Margin (1)(4)	25%	25%	26%		25%
Non-GAAP Net Income (1)(5)(c)	$109	$111	$108		$328
Non-GAAP Diluted Net Income Per Share (1)(6)(b)(c)	$0.47	$0.48	$0.47		$1.41

Total Cash and Marketable Securities	$1,796	$1,717	$1,737		$1,737
Days Sales Outstanding	46	58	49		49
Capital Expenditures	$12	$17	$17		$45
Cash Flow from Operating Activities	$139	$107	$157		$404
GAAP Depreciation and Amortization	$29	$29	$35		$93

Deferred Maintenance Revenue Balance	648	672	634		634

Revenue by Geography:
Americas	$208	$199	$209		$616
Europe, Middle East and Africa	$224	$210	$196		$630
Asia Pacific	$157	$161	$142		$460
% of Total Rev from Emerging Economies	14%	15%	15%		15%

Revenue by Segment (c):
Platform Solutions and Emerging Business	$229	$217	$205		$650
Architecture, Engineering and Construction	$163	$162	$163		$489
Manufacturing	$146	$141	$132		$419
Media and Entertainment	$51	$49	$48		$148

Other Revenue Statistics (c):
% of Total Rev from Flagship	58%	56%	54%		56%
% of Total Rev from Suites	28%	29%	30%		29%
% of Total Rev from New and Adjacent	14%	14%	15%		15%

% of Total Rev from AutoCAD and AutoCAD LT	35%	34%	33%		34%
Upgrade and Crossgrade Revenue	$50	$34	$32		$116

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign Currencies Compared to Comparable Prior Year Period:
FX Impact on Total Net Revenue	$14	$(1)	$(10)		$2
FX Impact on Cost of Revenue and Total Operating Expenses	$(2)	$6	$7		$12
FX Impact on Operating Income	$12	$5	$(3)		$14

Gross Margin by Segment (c):
Platform Solutions and Emerging Business	$216	$203	$191		$610
Architecture, Engineering and Construction	$149	$147	$150		$446
Manufacturing	$134	$130	$122		$387
Media and Entertainment	$42	$39	$38		$119
Unallocated amounts	$(11)	$(11)	$(11)		$(33)

Common Stock Statistics:
Common Shares Outstanding	229.7	226.7	224.5		224.5
Fully Diluted Weighted Average Shares Outstanding	234.1	232.1	230.5		232.0
Shares Repurchased	2.5	3.4	4.0		9.9

(a) Totals may not agree with the sum of the components due to rounding.
(b) Earnings per share were computed independently for each of the periods presented; therefore the sum of the earnings per share amounts for the quarters may not equal the total for the year.
(c) Prior amounts have been conformed to align with the current period presentation.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating margin. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investment, and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2013

(2) GAAP Gross Margin	90%	89%	89%		90%
Stock-based compensation expense	—%	—%	—%		—%
Amortization of developed technology	2%	2%	2%		2%
Non-GAAP Gross Margin	92%	91%	91%		92%

(3) GAAP Operating Expenses	$436	$416	$456		$1,308
Stock-based compensation expense	(32)	(32)	(51)		(115)
Amortization of customer relationships and trade names	(8)	(8)	(14)		(30)
Restructuring benefits (charges), net	—	—	(35)		(35)

Non-GAAP Operating Expenses	$396	$376	$356	$1,128

(4) GAAP Operating Margin	16%	16%	6%	13%
Stock-based compensation expense	6%	6%	9%	7%
Amortization of developed technology	2%	2%	2%	1%
Amortization of customer relationships and trade names	1%	1%	3%	2%
Restructuring charges, net	—%	—%	6%	2%
Non-GAAP Operating Margin	25%	25%	26%	25%

(5) GAAP Net Income	$79	$65	$29	$173
Stock-based compensation expense	33	34	52	119
Amortization of developed technology	10	10	10	29
Amortization of customer relationships and trade names	8	8	14	30
Restructuring charges, net	—	—	35	35
(Gain) loss on strategic investments (7)	(1)	5	—	4
Discrete GAAP tax provision items	(6)	3	(15)	(19)
Income tax effect of non-GAAP adjustments	(14)	(12)	(17)	(42)
Non-GAAP Net Income	$109	$111	$108	$328

(6) GAAP Diluted Net Income Per Share	$0.34	$0.28	$0.13	$0.74
Stock-based compensation expense	0.14	0.15	0.23	0.51
Amortization of developed technology	0.04	0.04	0.04	0.13
Amortization of customer relationships and trade names	0.03	0.03	0.06	0.13
Restructuring charges, net	—	—	0.15	0.15
(Gain) loss on strategic investments (7)	—	0.02	—	0.01
Discrete GAAP tax provision items	(0.03)	0.01	(0.07)	(0.08)
Income tax effect of non-GAAP adjustments	(0.05)	(0.05)	(0.07)	(0.18)
Non-GAAP Diluted Net Income Per Share	$0.47	$0.48	$0.47	$1.41

(7) Effective in the second quarter of fiscal 2013, Autodesk began excluding gains and losses on strategic investments for purposes of its non-GAAP financial measures. Prior period non-GAAP interest and other income (expense), net, net income and earnings per share amounts have been revised to conform to the current period presentation.

Reconciliation for Fiscal 2013:
The following is a reconciliation of anticipated fiscal 2013 GAAP and non-GAAP operating margins:
	FISCAL 2013
Non-GAAP Revenue Guidance Range (in millions)	$2,275	$2,305
GAAP operating margin basis point improvement over prior year	(375)	(295)
Stock-based compensation expense	205	195
Amortization of purchased intangibles	50	45
Restructuring charges	200	195
Non-GAAP operating margin basis point improvement over prior year	80	140

Reconciliation for Long Term Operating Margins:
Autodesk is not able to provide targets for our long term (ending with fiscal year 2015) GAAP operating margins at this time because of the difficulty of estimating certain items that are excluded from non-GAAP that affect operating margin, such as charges related to stock-based compensation expense and amortization of acquisition related intangibles, the effect of which may be significant.